Exhibit (a) (2)

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	THE STATE OF TEXAS (Corporate Seal) Office of the Secretary of State	Carlos H. Cascos Secretary of State

CERTIFICATE OF FILING
OF

CONCORDE FUNDS, INC.
File Number: 106266000

The undersigned, as Secretary of State of Texas, hereby certifies that the Amendment to Resolution to an Established Series of Shares for the above named entity has been received in this office and has been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Filing.

Dated: 10/06/2016

Effective: 10/06/2016

THE STATE OF TEXAS (Corporate Seal)	/s/ Carlos H. Cascos Carlos H. Cascos Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555 Prepared by: Lisa Sartin	Fax: (512) 463-5709 TID: 10342	Dial: 7-1-1 for Relay Services Document: 604759220003

Form 426 (Revised 05/11) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: $15	THE STATE OF TEXAS (Corporate Seal) Resolution Relating to a Series of Shares	FILED In the Office of the Secretary of State of Texas OCT 06 2016 Corporations Section

Entity Information

The name of the corporation is:

Concorde Funds, Inc.
State the name of the entity as currently shown in the records of the secretary of state.

The file number issued to the filing entity by the secretary of state is:  106266000

Copy of Resolution
(Please check only one box.)

☐	A copy of a resolution establishing and designating a series of shares is attached.
☐	A copy of a resolution increasing or decreasing the number of shares in an established series is attached.
☐	A copy of a resolution deleting an established series is attached.
☒	A copy of a resolution amending an established series is attached.

Adoption of Resolution

The resolution was adopted by all necessary action on the part of the corporation on:
05/13/2016
mm/dd/yyyy

Effectiveness of Filing (Select either A, B, or C.)

A.	☒	This document becomes effective when the document is filed by the secretary of state.
B.	☐	This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:
C.	☐	This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Dated:  October 5, 2016

/s/ Gregory B. Wood
Gregory B. Wood, Principal Financial and Accounting Officer
Signature and title of authorized officer

Copy of Resolution

Renaming of Existing Series

RESOLVED, that the Board of Directors deems it advisable and in the best interests of Concorde Funds, Inc. (the “Company”) and its shareholders, pursuant to Article IV of the Company’s Articles of Incorporation, as amended and supplemented to date (the “Articles”), and the provisions of the Texas Corporation Law, that the Series B Common Stock of the Company, known as the Concorde Income Fund, be renamed the Concorde Wealth Management Fund (it shall continue to be designated as Series B Common Stock, and shall continue to have the same relative rights and preferences set forth in Article IV of the Charter); and it is

FURTHER RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Company and its shareholders that the series of the Company, entitled the Concorde Wealth Management Fund, or such other name as determined by the officers of the Company (the “New Fund”), be, and it hereby is, authorized to be issued; and it is

FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to file any filings required or advisable to be filed pursuant to the Texas Corporation Law.